Exhibit 23.1

JSC “KPMG”

Naberezhnaya Tower Complex, Block C

10 Presnenskaya Naberezhnaya

Moscow, Russia 123112

Telephone	+7 (495) 937 4477
Fax	+7 (495) 937 4499
Internet	www.kpmg.ru

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 14, 2021, with respect to the consolidated financial statements of Nexters Global Ltd, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

JSC “KPMG”

Moscow, Russia

July 27, 2021

JSC “KPMG”, a company incorporated under the Laws of the Russian Federation.